SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 20, 2009

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10346 (Commission File Number)	77-0226211 (IRS Employer Identification No.)

611 Industrial Way, Eatontown, NJ 07224

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (732) 389-0355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

Amendment to Stock Purchase Agreement and Subordinated Contingent Secured Notes

EMRISE Corporation (the “Company”) and its wholly-owned subsidiary, EMRISE Electronics Corporation (“EEC”) are party to that certain Stock Purchase Agreement, dated May 23, 2008, by and among the Company, EEC and Charles S. Brand, Thomas P. M. Couse, Joanne Couse and Michael Gaffney (collectively, the “Sellers”), Custom Components, Inc. (“CCI”) and Advanced Control Components, Inc. (“ACC”) pursuant to which EEC acquired CCI and its subsidiary, ACC (as amended by that certain Amendment No. 1 to Stock Purchase Agreement, dated August 20, 2008, the “Stock Purchase Agreement”).

Pursuant to the Stock Purchase Agreement, EEC issued certain subordinated contingent secured promissory notes to each of the Sellers (collectively, the “Notes”).

On November 20, 2009, EEC and Sellers entered into Amendment No. 2 to Stock Purchase Agreement (the “Amendment”) pursuant to which the Stock Purchase Agreement was amended to (a) confirm the amount of the closing net working capital adjustment equals $959,034, (b) confirm the amount of the closing net cash adjustment equals $302,421, (c) confirm the amount of operating income during the first earnout period equals $4,035,166 and (d) provide that (i) the closing net cash adjustment and (ii) the first earnout payment shall be paid through adjustment of the principal balance of the Notes.

On November 20, 2009, EEC also entered into that certain Amendment No. 1 to Subordinated Contingent Secured Promissory Notes with each of the Sellers (collectively, the “Note Amendments”) pursuant to which the Notes were amended to (a) add $1,337,587 (the sum of the closing net cash adjustment and the first earnout payment) to the aggregate principal balance of the Notes, (b) double the original interest rate of each of the Notes (the prime rate as reported in The Wall Street Journal plus 1%) until the aggregate principal balance of the Notes attributable to the closing net cash adjustment and the first earnout payment is repaid, at which time the interest rate shall be reduced back to the prime rate as reported in The Wall Street Journal plus 1%, and (c) revise the payment terms such that no payments are due until July 1, 2010, at which time EEC will make principal payments in the aggregate amount of $1,337,587 plus payments of interest accrued on such amount from the issuance date through the date of payment of such aggregate principal amount.

A copy of the Amendment is filed as Exhibit 10.1 to this report.  The Note Amendments are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this report.

Item 9.01                                             Financial Statements and Exhibits.

(d)         Exhibits:

Exhibit No.	Description
10.1	Amendment No. 2 to Stock Purchase Agreement, dated as of November 20, 2009 by and among EMRISE Electronics Corporation, Charles S. Brand, Thomas P. M. Couse, Joanne Couse and Michael Gaffney.

10.2	Amendment No. 1 to Subordinated Contingent Secured Promissory Notes, dated as of November 20, 2009, by and between EMRISE Electronics Corporation and Charles S. Brand.

10.3	Amendment No. 1 to Subordinated Contingent Secured Promissory Notes, dated as of November 20, 2009, by and between EMRISE Electronics Corporation and Thomas P. M. Couse.

10.4	Amendment No. 1 to Subordinated Contingent Secured Promissory Notes, dated as of November 20, 2009, by and between EMRISE Electronics Corporation and Joanne Couse.

10.5	Amendment No. 1 to Subordinated Contingent Secured Promissory Notes, dated as of November 20, 2009, by and between EMRISE Electronics Corporation and Michael Gaffney.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2009	EMRISE CORPORATION

	By:	/s/ D. JOHN DONOVAN
D. John Donovan,
Chief Financial Officer

INDEX TO EXHIBITS ATTACHED TO THIS REPORT

Exhibit No.	Description
10.1	Amendment No. 2 to Stock Purchase Agreement, dated as of November 20, 2009 by and among EMRISE Electronics Corporation, Charles S. Brand, Thomas P. M. Couse, Joanne Couse and Michael Gaffney.

10.2	Amendment No. 1 to Subordinated Contingent Secured Promissory Notes, dated as of November 20, 2009, by and between EMRISE Electronics Corporation and Charles S. Brand.

10.3	Amendment No. 1 to Subordinated Contingent Secured Promissory Notes, dated as of November 20, 2009, by and between EMRISE Electronics Corporation and Thomas P. M. Couse.

10.4	Amendment No. 1 to Subordinated Contingent Secured Promissory Notes, dated as of November 20, 2009, by and between EMRISE Electronics Corporation and Joanne Couse.

10.5	Amendment No. 1 to Subordinated Contingent Secured Promissory Notes, dated as of November 20, 2009, by and between EMRISE Electronics Corporation and Michael Gaffney.